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Exhibit 10.26

NINTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT

        NINTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT (this "Agreement") dated as of May 19, 2005 among SR TELECOM INC., a corporation duly organized and validly existing under the laws of Canada ("SRT"), COMUNICACIÓN Y TELEFONÍA RURAL S.A., a sociedad anónima duly organized and validly existing under the laws of Chile (the "Borrower"), EXPORT DEVELOPMENT CANADA (formerly Export Development Corporation), a corporation established by an Act of the Parliament of Canada ("EDC"), and INTER-AMERICAN DEVELOPMENT BANK, an international organization established by the Articles of Agreement among its member countries ("IDB", together with EDC, the "Senior Lenders").

        WHEREAS, the Borrower and the Senior Lenders are parties to a Common Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Common Agreement");

        WHEREAS, the Borrower and EDC are parties to an Amended and Restated Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "EDC Loan Agreement");

        WHEREAS, the Borrower and IDB are parties to a Loan Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "IDB Loan Agreement");

        WHEREAS, SRT, the Borrower and the Senior Lenders are parties to (i) an amended and restated Project Funds Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Project Funds Agreement") and (ii) an amended and restated Direct Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Direct Agreement");

        WHEREAS, SRT and the Senior Lenders are parties to an amended and restated Performance Undertaking Agreement dated as of December 22, 1999 (as amended, modified and supplemented from time to time, the "Performance Undertaking Agreement" and, together with the Common Agreement, the EDC Loan Agreement, the IDB Loan Agreement, the Project Funds Agreement and the Direct Agreement, the "Relevant Agreements"); and

        WHEREAS, SRT and the Borrower have previously requested that the Senior Lenders waive certain existing and anticipated Defaults and Events of Default and amend certain provisions of the Relevant Agreements, and the Senior Lenders granted such waivers and amendments in accordance with the terms and conditions set forth in the Eighth Amendment and Limited Term Waiver Agreement dated as of May 20, 2004 among SRT, the Borrower and the Senior Lenders (the "Eighth Amendment and Limited Term Waiver Agreement").

        WHEREAS, the Eighth Amendment will, if not terminated earlier in accordance with its terms, terminate on May 9, 2005, and SRT and the Borrower have requested that the Senior Lenders execute the Term Sheet (as defined herein) and consent to SRT's entry into the Emergency Credit Agreement (as defined herein), and the Senior Lenders are willing to grant such consent on the terms and conditions set forth below.

        WHEREAS, SRT and the Borrower have requested that the Senior Lenders further waive certain existing and anticipated Defaults and Events of Default and amend certain provisions of the Relevant Agreements to reflect the terms of the Term Sheet, and the Senior Lenders are willing to grant such waivers and amendments on the terms and conditions set forth below.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        SECTION 1.    Definitions. Except as otherwise defined in this Agreement, terms defined in the Common Agreement are used herein (including the recitals hereto) as defined therein.

        "Emergency Credit Agreement" means the credit agreement between SRT, as borrower, BNY Trust Company of Canada, as administrative agent and collateral agent, and the lenders named therein providing an emergency credit agreement facility to SRT in a maximum aggregate principal amount of CDN$50,000,000.

        "Emergency Credit Agreement Lenders" means the lenders party to the Emergency Credit Agreement.

        "Intercreditor Documentation" means any and all documentation entered into by the SRT's creditors, on terms and conditions acceptable to the Senior Lenders, reflecting the terms of the Term Sheet, including Schedule A to the Term Sheet.

        "New Convertible Bondholders" means the holders of bonds under the New Convertible Bonds Documentation.

        "New Convertible Bonds Documentation" means any and all documentation evidencing the debenture exchange and the New Convertible Bonds issued as a result thereof, as described in Section 7 of the Term Sheet.

        "SRT Restructuring" means, collectively, the transactions referred to in the SRT Restructuring Agreements.

        "SRT Restructuring Agreements" means all documents contemplated by the Term Sheet to be implemented in connection with the SRT Restructuring, including the Guarantee Agreement, the Support Agreement, the Term Sheet, the Emergency Credit Agreement, the New Convertible Bonds Documentation and the Intercreditor Documentation.

        "Term Sheet" means the term sheet dated as of May 16, 2005 signed by the Senior Lenders, SRT's bondholders, SRT and the Borrower.

        SECTION 2.    Ninth Amendment Specified Defaults. As used herein, "Ninth Amendment Specified Defaults" shall mean the following continuing Defaults and Events of Default:

(a)
the Specified Defaults (as such term is defined in the Sixth Amendment and Limited Term Waiver Agreement);

(b)
the Seventh Amendment Specified Defaults (as such term is defined in the Seventh Amendment and Limited Term Waiver Agreement);

(c)
the Eighth Amendment Specified Defaults (as such term is defined in the Eighth Amendment and Limited Term Waiver Agreement);

(d)
the Borrower's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clauses (a), (b) and (c) above (other than the covenants in Section 8.10(c),(d),(e) and (h) of the Common Agreement) for additional relevant measuring periods occurring during the Waiver Period (as defined in Section 3 below);

(e)
SRT's anticipated continuing non-compliance with, or breach of, the covenants and requirements listed in clauses (a), (b) and (c) above for additional relevant measuring periods during the Waiver Period (as defined in Section 3 below).

        SECTION 3.    Waiver. The Senior Lenders agree, on the terms and subject to the conditions hereof, to waive during the period (the "Waiver Period") from and after the date the conditions specified in Section 5 have been satisfied (the "Effective Date") until (but excluding) the Waiver Termination Date (as defined in Section 6 below) the Ninth Amendment Specified Defaults. Notwithstanding such waiver, it is understood by the Borrower and SRT that the Senior Lenders have not waived, other than the Ninth Amendment Specified Defaults, any Default or Event of Default or any rights or remedies in respect thereof under the Transaction Documents or otherwise. During the Waiver Period (and thereafter), the Senior Lenders shall be permitted to exercise all of their rights and remedies under the Transaction Documents (other than with respect to the Ninth Amendment Specified Defaults), except as may be expressly limited or provided otherwise in this Agreement.

        SECTION 4.    Relevant Agreement Amendments. The Senior Lenders agree, subject to the satisfaction of the conditions precedent specified in Section 5 below, to amend certain provisions of the Relevant Agreements as follows:

(a)
the Common Agreement shall be amended as follows:

(i)
Section 1.01 of the Common Agreement shall be amended by inserting the following definitions in alphabetical order therein:

    "Capital Expenditure Budget" means an annual capital expenditure budget presented on a monthly and cash basis, in form and substance satisfactory to the Senior Lenders, that identifies all Capital

    Expenditures that are expected to be made in the immediately succeeding year and Capital Expenditures to be paid to SRT.

    "Dollar Operating Account" has the meaning assigned to that term in Section 4.01(a)(v).

    "Five-Year Business Plan" means cash flow projections for the immediately succeeding five years, presented on an annual basis in form and substance satisfactory to the Senior Lenders, specifying underlying assumptions and business plans.

    "Guarantee Agreement" means the guarantee agreement entered into by SRT for the benefit of the Senior Lenders, on terms and conditions satisfactory to the Senior Lenders dated as of May 19, 2005.

    "Mistral" means CTR Chile Networks S.A. a sociedad anónima duly organized and validly existing under the laws of Chile.

    "Monthly Date" shall mean the 15th day of each calendar month, or, if such date is not a Business Day, the immediately succeeding Business Day.

    "Moody's" shall mean Moody's Investors Service, Inc.

    "Ninth Amendment" means the Ninth Amendment and Limited Term Waiver Agreement dated as of May 19, 2005 among the Borrower, SRT and the Senior Lenders.

    "Operating Budget" means an operating budget presented on a monthly and cash basis in form and substance satisfactory to the Senior Lenders, for (a) projected revenues, (b) all anticipated Operating Costs and (c) debt service in respect of Indebtedness permitted under Section 8.07 of the Common Agreement to be incurred in relation to the operation of the Project in the immediately succeeding calendar year.

    "Permissible Subsidiaries" means, collectively, RTC and Mistral.

    "Standard & Poors" shall mean Standard & Poors Ratings Services, a division of The McGraw-Hill Companies, Inc.

    "Support Agreement" means the support agreement dated as of May 19, 2005 between CTR and SRT.

  (ii)
  Section 1.01 of the Common Agreement shall be amended by making the following changes:

  (A)
  the definition of "Account Bank" shall be replaced in its entirety with the following definition: " "Account Bank" means Banco de Chile, in its capacity as Account Bank under the Project Account Agreement."

  (B)
  the definition of "Collection Account Agreements" shall be amended by (1) replacing the words "Banco BHIF" with the words "Banco Santander Chile" in clause (a) and (2) adding the following as a new clause (c) after the words "Borrower and Banco del Estado": "and (c) the provisions of the Project Account Agreement relating to the collection account established at Banco de Chile".

  (C)
  the definition of "Debt Service" shall be replaced in its entirety with the following: means, for any period, the sum, for the Borrower (determined in accordance with Canadian GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period, plus (b) all payments in respect of operating lease obligations made during such period plus (c) all Interest Expense paid in cash for such period.

  (D)
  the definition of "Equity" shall be amended by deleting clause (d) and renumbering clause (e) accordingly.

  (E)
  the definition of "Free Cash Flow" shall be amended by (i) deleting the words "(other than Expansion Capital Expenditures)" in clause (b) and (ii) inserting "plus (e) any Operating Costs paid by SRT during such period" after clause (d).

  (F)
  the definition of "Indebtedness" shall be amended by deleting clause (b) and renumbering the other clauses accordingly.

    (G)
    the definition of "Interest Payment Date" shall be amended by adding the following after the words "of each calendar year": "or, with respect to interest payments due after May 15, 2005, August 15th, November 15th, February 15th and May 15th of each year".

    (H)
    the definition of "Maintenance Costs" shall be deleted in its entirety.

    (I)
    the definition of "Operating Account" shall be amended by (1) re-naming it "Operating Accounts" in Section 1.01 of the Common Agreement and in each place where it appears throughout the Common Agreement and (2) replacing the reference to "Section 4.01(b)(i)" with "Section 4.01(a)(v)".

    (J)
    the definition of "Operating Costs" shall be amended by replacing "expenses paid by the Borrower" with "expenses incurred by the Borrower".

    (K)
    the definition of "Permitted Investment" shall be deleted in its entirety and replaced with the following:

    "(a)
    all financial instruments and investments that comply with all the following: (i) fixed income; and (ii) issued by: (A) the Banco Central de Chile, (B) the Tesoreria General de la Republica; (C) Canada or the United States or any agency thereof as a direct obligation, or obligations guaranteed by Canada or the United States or any agency thereof; or (D) financial institutions and companies (other than SRT or any company affiliated, by way of ownership, with SRT or the Borrower) having a rating, at the time the Permitted Investment is made, of "investment grade" or better issued by Standard & Poors and by Moody's (or by the Chilean equivalent of such rating agencies) and as reported to the Superintendencia de Valores y Seguros or to the Superintendencia de Bancos e Institutiones Financieras, as the case may be;

    (b)
    any repurchase agreement in respect of any of the instruments referred to in clause (a) of this definition; and

    (c)
    time deposits in commercial banks and short-term marketable securities, in both cases with the rating referred to in clause (a)(ii)(D) of this definition and acquired solely to give temporary employment to the Borrower's idle resources;

      provided, in each case, that such Permitted Investment matures within no more than one year from the date of acquisition thereof by the Borrower."

    (L)
    the definition of "Principal Payment Date" shall be amended by inserting the following words after the words "continuing thereafter": "and, with respect to the payments referred to in the penultimate sentence of Section 3.01 of the IDB Loan Agreement, the additional payment dates referred to therein".

    (M)
    the definition of "Project Account Agreement" shall be replaced in its entirety with the following definition:

      " "Project Account Agreement" means a Project Account Agreement in form and substance satisfactory to the Senior Lenders among the Senior Lenders, the Borrower and the Account Bank, which regulates (a) the opening, operation and maintenance of the Account and the use of the funds deposited therein; and (b) certain aspects of the operation of the Borrower Accounts."

    (N)
    the definition of "Quarterly Dates" shall be deleted in its entirety and replaced with "means February 15, May 15, August 15 and November 15 in each year, or if any such date is not a Business Day, the immediately succeeding Business Day."

    (O)
    the definition of "Receivables Turnover" shall be amended by deleting clause (a) in its entirety and replacing it with the "(a) Recurring Revenues plus applicable value added tax ("IVA")".

    (P)
    the definition of "Recurring Revenues" shall be amended by adding the following at the end of the definition: "plus (c) Installation and Other Revenues."

    (Q)
    the definition of "Surplus Cash" shall be amended by replacing the word "tenth" with the word "seventh".

    (R)
    the definition of "Total Revenues" shall be deleted in its entirety.

  (iii)
  Section 2.03 of the Common Agreement shall be amended by inserting the words "other than (a) the payments referred to in the penultimate sentence of Section 3.01 of the IDB Loan Agreement and (b) the payment due to (i) EDC under Section 3.01(b) of the EDC Loan Agreement on May 16, 2008 and (ii) to IDB under clause (c) of the penultimate sentence of Section 3.01 of the IDB Loan Agreement on May 15, 2008, which payments shall be applied first to all amounts then due and payable to the Senior Lenders other than principal and interest in such amounts as each Senior Lender may elect, second to interest due and payable to the Senior Lenders, third to principal due and payable to IDB, and lastly, to principal due and payable to EDC" after the words "Each scheduled payment in accordance with Section 2.07";

  (iv)
  Section 2.04 of the Common Agreement shall be amended by (1) deleting the word "or" at the end of Section 2.04(b), (2) replacing "." where it appears at the end of Section 2.04(c) and replacing it with "; or" and (3) inserting the following clause at the end of such section as new sub-sections (d):

    "(d) such prepayment is made in accordance with Section 2.06(g)."

  (v)
  Section 2.06 of the Common Agreement shall be amended by (1) adding the following at the end of Section 2.06(e): "; provided, however that such prepayment fee shall not be payable with respect to prepayments made in accordance with Section 2.06(g)", (2) adding the following words before the sentence in Section 2.06(f) beginning "Amounts prepaid under this Section 2.06 may not be reborrowed": "and provided, further that any amount prepaid pursuant to Section 2.06(g) or any prepayment received by the Senior Lenders from SRT after the Effective Date of the Ninth Amendment shall be applied first to all amounts then due and payable to the Senior Lenders other than principal and interest in such amounts as each Senior Lender may elect, second to interest due and payable to the Senior Lenders, third to principal due and payable to IDB, fourth to prepayment to IDB of installments of principal in inverse order of maturity, fifth to principal due and payable to EDC, sixth to prepayment to EDC of installments of principal in inverse order of maturity" and (2) by adding the following as a new Section 2.06(g):

    "(g) 2005 through 2008 Prepayment. On each Quarterly Date beginning on August 15, 2005 and ending on May 15, 2008, the Borrower shall make a prepayment to the Senior Lenders in the amount of Surplus Cash available on such Quarterly Date."

  (vi)
  Section 4.01(a) of the Common Agreement shall be amended by (1) replacing "1/6" in clauses (i) and (ii) with "1/3", (2) deleting the word "and" where it appears at the end of clause (iii), (3) adding the following as a new clause (v) after the end of clause (iv):

    "; and

    (v) an account into which funds may be transferred in accordance with the procedure described in Section 4.03A(a) from the Peso Operating Account (the "Dollar Operating Account" and, together with the Peso Operating Account, the "Operating Accounts")."

  (vii)
  Section 4.01(b) of the Common Agreement shall be deleted in its entirety and replaced with the following:

    "(i) an operating account established at the office of Banco de Chile, a banking institution located in Santiago, Chile (the "Peso Operating Account");

    (ii) the collection accounts (the "Collection Accounts") opened and maintained with (A) Banco Santander Chile, a banking institution with branches throughout Chile, (B) Banco del Estado de Chile, a banking institution with branches throughout Chile and (C) Banco de Chile, a banking institution with branches throughout Chile; and

    (iii) the payroll account opened and maintained with Banco de Chile, a banking institution with branches located throughout Chile into which funds may be transferred from time to time in accordance with the Project Account Agreement from the Operating Accounts in the amount required to pay payroll expenses in any given month (the "Payroll Account")."

  (viii)
  Section 4.03(a) of the Common Agreement shall be amended by (1) adding "Collection Accounts and" before "Operating Account" in clause (i) and (2) deleting clause (ii) in its entirety and replacing it with the following: "(ii) Banco Santander Chile, Banco del Estado and Banco de Chile (in their capacities as account banks for the Collection Accounts) to transfer, monthly on the date(s) provided in the applicable Collection Account Agreement, the amounts specified in the applicable Collection Account Agreement to the Peso Operating Account".

  (ix)
  Section 4.03(b) of the Common Agreement shall be amended by (1) replacing the words "Operating Account" with the words "Operating Accounts" and (2) deleting clauses "first" and "second" and replacing them with the following:

    "first, on any Business Day, to any Person to whom taxes, Operating Costs or, with respect to SRT only, any Capital Expenditure costs that were due to SRT but not paid on the previous Quarterly Date are then due and payable, an amount equal to such taxes, Operating Costs or Capital Expenditure costs in accordance with Section 8.01(j) (or Section 8.01(i) with respect to Capital Expenditure costs payable to SRT in accordance with this clause), including without limitation payment of payroll expenses by means of a transfer from the Operating Account to the Payroll Account in amounts and on dates specified in the Project Account Agreement;

    second, on each Monthly Date, from the balance of the Operating Account less $400,000, (i) to the EDC Accrual Account, an amount equal to 1/3 of the Debt Service owing to EDC on the next Payment Date, and (ii) to the IDB Accrual Account, an amount equal to 1/3 of the Debt Service owing to IDB on the next Payment Date;

    third, on each Payment Date, to each Senior Lender, an amount equal to the sum of (i) the principal and interest then due and payable to such Senior Lender less (ii) the amounts transferred to such Senior Lender on such Payment Date from the aggregate cash balance of either (A) the EDC Accrual Account or (B) the IDB Accrual Account pursuant to Section 4.05(b), as the case may be;

    fourth, on any Business Day, to each Senior Lender, an amount equal to the Obligations, not included under clause "fourth" above which are then due and payable to such Senior Lender;

    fifth, on any Business Day when due, to any Person (other than SRT) to whom Capital Expenditure costs are due and payable, an amount equal to the aggregate Capital Expenditure costs then due and payable;

    sixth, within five (5) Business Days of each Quarterly Date to SRT to pay Capital Expenditure costs then due and payable to SRT provided that the Borrower's ability to make any payment to SRT for Capital Expenditure costs is subject to the approval of such payments in accordance with Section 8.01(i); and

    seventh, on the same date that payments are made in accordance with clause sixth above, and after any transfer from the Operating Account pursuant to clauses third and sixth of this Section 4.03(b), to the Senior Lenders in accordance with Section 2.06(g), an amount equal to 100% less US$ 400,000 of the collected aggregate credit balances of the Operating Accounts existing on such Business Day after the application of the immediately preceding clauses first through sixth (such amount being "Surplus Cash").

    (c) Transfers from Operating Account When an Event of Default Is Continuing. At any time that an Event of Default shall have occurred and be continuing, the Senior Lenders may notify the Account Bank of the existence of such Event of Default and, upon receipt of such notification by the Senior Lenders, the Account Bank shall make (or cause to be made) transfers from the Operating Account as directed by the Senior Lenders, pursuant to the Project Account Agreement.

    4.03A    Dollar Operating Account.

    (a) Deposits into Dollar Operating Account. Unless an Event of Default shall have occurred and be continuing or would result therefrom, on any Business Day the Borrower may transfer such amounts from the Peso Operating Account to the Dollar Operating Account as may be necessary to pay Operating Costs due and payable in Dollars to non-Chilean suppliers.

    (b) Transfers from the Dollar Operating Account Prior to an Event of Default. The Borrower shall make transfers (or shall cause such transfers to be made), from the collected credit balance of the Dollar Operating Account, in accordance with Section 8.01(j);

    (c) Transfers from the Dollar Operating Account When an Event of Default is Continuing. At any time when an Event of Default shall have occurred and be continuing, the Senior Lenders may notify the Account Bank of the existence of such Event of Default and, upon receipt of such notification by the Senior Lenders, the Account Bank shall make (or cause to be made) transfers from the Dollar Operating Account as directed by the Senior Lenders, pursuant to the Project Accounts Agreement."

  (x)
  Section 8.01 of the Common Agreement shall be amended by (1) replacing "RTC" in each place in which it appears in Sections 8.01(a) and (b) with "the Permissible Subsidiaries", (2) by replacing the text in Section 8.01(h) in its entirety with the following: "the Borrower shall deliver to the Senior Lenders, in form and substance satisfactory to the Senior Lenders, an updated Five-Year Business Plan for the Borrower, by no later than December 15th of each year;" and (3) by deleting the word "and" where it appears at the end of Section 8.01(h), inserting the following text at the end of Section 8.01(h) and renumbering Section 8.01(i) as Section 8.01(l):

    "(i) the following information with respect to Capital Expenditures: (A) by (i) June 15, 2005 with respect to the remaining months of 2005; and (ii) December 15 of each year, a Capital Expenditures Budget (B) no later than five (5) Business Days before each Quarterly Date, a duly executed officer's certificate of the Borrower and SRT confirming that (1) the payment terms of each invoice due and payable on such Quarterly Date is no more than cost plus 10%, and (2) each invoice relates to equipment delivered to CTR; and (C) for any calendar quarter, the Borrower shall not allow the aggregate payment of the Capital Expenditures to exceed 110% (calculated on a cumulative basis) of the Capital Expenditures projected in the Capital Expenditure Budget for such calendar quarter, unless otherwise approved by the Senior Lenders.

    (j) (A) by (i) June 15, 2005 with respect to the remaining months of 2005 and (ii) December 15 of each year, an Operating Budget (B) in any month, the Borrower shall not allow the aggregate payment of the Operating Costs to exceed 120% of the Operating Costs projected in the Operating Budget for such month, or 110% of the Operating Costs projected in the Operating Budget for each calendar quarter, unless otherwise approved by the Senior Lenders;

    (k) on each Quarterly Date, a report as to the status of the Security Documents and the collateral secured under the Security Documents, including information as to any newly-acquired property (whether in connection with the acquisition of the Permissible Subsidiaries or otherwise) together with a written statement outlining the Borrower's intended action with respect to providing the Senior Lenders with a perfected first priority lien over such assets in accordance with the Security Documents and Section 8.21; and"

  (xi)
  Section 8.10 of the Common Agreement shall be amended by replacing "the Borrower" in each place where it appears in Section 8.10 with "the Borrower and the Permissible Subsidiaries, on a consolidated basis".

  (A)
  Section 8.10(b) shall be amended by inserting the following words after the words "each Quarterly Date": ", and (iii) 1.2 to 1 when calculated at the end of the each fiscal quarter occurring after the effective date of the Ninth Amendment".

  (B)
  Section 8.10(c) shall be amended by replacing "on each Quarterly Date thereafter and" with "at the end of each fiscal quarter";

    (C)
    Section 8.10(d) shall be amended by replacing "on each Quarterly Date thereafter and" with "at the end of each fiscal quarter";

    (D)
    Section 8.10(e) shall be amended by replacing "on each Quarterly Date thereafter" with "at the end of each fiscal quarter";

    (E)
    Section 8.10(f) shall be amended by replacing "on each of the respective Quarterly Dates" with "for each fiscal quarter";

    (F)
    Section 8.10(g) shall be deleted in its entirety;

    (G)
    Section 8.10(h) shall be amended by replacing the language "In calendar years subsequent to 2003" with "In calendar years subsequent to 2003, the Borrower shall incur only those Capital Expenditures that have been approved by the Senior Lenders under Section 8.01(i).".

  (xii)
  Section 8.14 of the Common Agreement shall be amended by adding the words "other than the Permissible Subsidiaries" after the words "The Borrower will not have any Subsidiaries";

  (xiii)
  Section 9(d) of the Common Agreement shall be amended by adding "8.01(i)(C) and (j)(B)," before "8.02"; and

  (xiv)
  Section 9 of the Common Agreement shall be amended by (i) deleting "or" after clause (w), (ii) adding "or" after clause (x) and (iii) inserting the following text after clause (x):

    "(y) any default by SRT of its obligations under the Guarantee Agreement;" and

  (xv)
  Schedule IV to the Common Agreement shall be amended by replacing the figures in the column entitled "Covenant" for each of the corresponding calendar quarters ending between June 30, 2005 and March 31, 2008 with the figures set out under the column entitled "Covenant" in the Schedule attached hereto as Exhibit A.

(b)
the EDC Loan Agreement shall be amended as follows:

(i)
the definition of "Applicable Margin" shall be amended by adding the following words at the end of such definition: "plus, from the effective date of the Ninth Amendment until the Obligations are repaid in full, the Capitalized Interest Margin."

(ii)
by adding a new definition to Section 1.01 of the EDC Loan Agreement:

    "Capitalized Interest Margin" means 1% per annum."

  (iii)
  Section 2.01 of the EDC Loan Agreement shall be amended by adding the following as a new paragraph at the end of the Section 2.01:

    "In addition, subject to the terms and conditions set forth herein, the Borrower agrees and acknowledges that the Lender shall, on each Interest Payment Date occurring between the effective date of the Ninth Amendment and the Interest Payment Date occurring in February, 2008, capitalize a portion of the interest on the Loans due and payable on such date in an amount equal to the amount of interest accrued at the Capitalized Interest Margin due on such Interest Payment Date (each such capitalization an "EDC Interest Capitalization") provided that the remaining interest due and payable on such date shall be paid in cash."

  (iv)
  Section 2.06(a) shall be deleted and replaced in its entirety with the following:

    "As additional evidence of the Borrower's obligation to pay the principal of the Loans (or the EDC Interest Capitalizations) as provided herein, the Borrower shall execute and deliver to the Lender, on the date of each borrowing (or, in the case of the EDC Interest Capitalizations on each Quarterly Date) pursuant to Section 2.02 hereof, a duly executed and notarized Note of the Borrower on which stamp tax has been paid (such payment to be certified by the Notary Public that notarized such Note), payable on demand to the order of the Lender, dated the date of such borrowing (or, with respect to the EDC Interest Capitalizations, on the applicable Quarterly Date), and in a principal amount equal to the amount of the Loan (or the applicable EDC Interest Capitalization) to be made by the Lender on such date. The rights of the Lender under this Agreement, and under each of the other Transaction Documents, shall not be limited, reduced or otherwise affected by the existence of, or any action with respect to, the Notes; provided, however, that any reduction (by repayment, prepayment or otherwise) in the principal amount of any Loan (or any EDC Interest Capitalization) hereunder or repayment or prepayment of the face amount of the Notes, as the case may be, shall discharge pro tanto the equivalent face amount of the Notes or, as the case may be, the corresponding principal amount of any Loan (or any EDC Interest Capitalization) hereunder."

  (v)
  Section 3.01 of the EDC Loan Agreement shall be amended by replacing the penultimate sentence of the final paragraph of such Section 3.01, appearing after the words "between November 16, 2003 and May 15, 2004." and before the sentence "Amounts paid pursuant to this Section 3.01 may not be reborrowed." with the following:

    "In addition, the Lender agrees that (a) the payments due on May 15, 2005, November 15, 2005, May 15, 2006, November 15, 2006, May 15, 2007 and November 15, 2007 and May 15, 2008 shall be deferred until May 16, 2008 and (b) the Borrower shall pay an amount equal to the full amount of the aggregate principal amount of the Loans outstanding as of such date on May 16, 2008.

    3.01A EDC Interest Capitalizations. The Borrower hereby promises to pay to the Lender in full the outstanding principal of the EDC Interest Capitalizations on May 16, 2008".

  (vi)
  Section 3.02 of the EDC Loan Agreement shall be amended by adding the following as a new Section 3.02A:

    "3.02A EDC Interest Capitalizations. The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each EDC Interest Capitalization from and including the date of such EDC Interest Capitalization to but excluding the date such EDC Interest Capitalization shall be paid in full at a rate equal to LIBOR for such period plus the Applicable Margin."

(c)
the IDB Loan Agreement shall be amended as follows:

(i)
the definition of "Applicable Margin" shall be amended by adding the following words after the words "with respect to the Disbursement of the A Loan": "plus, from the effective date of the Ninth Amendment until the Obligations are repaid in full, the Capitalized Interest Margin."

(ii)
by adding a new definition to Section 1.01 of the IDB Loan Agreement:

    "Capitalized Interest Margin" means 1% per annum which shall take the form of an IDB Interest Capitalization in accordance with the terms and conditions set forth in Sections 2.01A, 3.01A and 3.02A."

  (iii)
  Section 2.01 of the IDB Loan Agreement shall be amended by (1) adding the following words after "("and before "the "Loan" "): "together with the IDB Interest Capitalizations referred to below and (2) by adding the following as a new paragraph at the end of Section 2.01:

    "In addition, subject to the terms and conditions set forth herein, the Borrower agrees and acknowledges that the Lender shall, on each Interest Payment Date occurring between the effective date of the Ninth Amendment and the Interest Payment Date occurring in February, 2008, capitalize a portion of the interest on the Loans due and payable on such date in an amount equal to the interest on the Loans accrued at the Capitalized Interest Margin due on such Interest Payment Date (each such capitalization an "IDB Interest Capitalization") provided that the remaining interest due and payable on such date shall be paid in cash."

  (iv)
  Section 2.05(a) shall be deleted and replaced in its entirety with the following:

    "As additional evidence of the Borrower's obligation to pay the principal of the Loan (or the IDB Interest Capitalization) as provided herein, the Borrower shall execute and deliver to IDB, on the date of each Disbursement (or, in the case of the IDB Interest Capitalization on each Quarterly Date) pursuant to Section 2.02 hereof, a duly executed and notarized promissory note of the Borrower on which stamp tax has been paid (such payment to be certified by the Notary Public that notarized such Note), payable on demand to the order of IDB, dated the date of such Disbursement (or, with respect to the IDB Interest Capitalization, on the applicable Quarterly Date), and in a principal amount equal to the amount of the Disbursement (or the applicable IDB Interest Capitalization) to be made by IDB on such date. The rights of IDB under this Agreement, and under each of the other Transaction Documents, shall not be limited, reduced or otherwise affected by the existence of, or any action with respect to, the Notes; provided, however, that any reduction (by repayment, prepayment or otherwise) in the principal amount of any Disbursement (or any IDB Interest Capitalization) hereunder or repayment or prepayment of the face amount of the Notes, as the case may be, shall discharge pro tanto the equivalent face amount of the Notes or, as the case may be, the corresponding principal amount of any Disbursement (or any IDB Interest Capitalization) hereunder.

  (v)
  Section 3.01 of the IDB Loan Agreement shall be amended by adding the following as a new penultimate sentence of the last paragraph of such Section 3.01, after the words "November 16, 2003 and May 15, 2004" and before the words "Upon the execution and delivery of any Participation Agreement":

    "In addition, (a) the payments due on May 15, 2005 and on November 15, 2005 shall be deferred until May 15, 2008, (b) in lieu of the payments due on May 15, 2006, November 15, 2006, May 15, 2007 and November 15, 2007 the Borrower shall make the payments of the principal of the Loan in the following amounts on the following specified dates: $100,000 on November 15, 2005, $200,000 on February 15, 2006, $400,000 on May 15, 2006, $400,000 on August 15, 2006, $400,000 on November 15, 2006, $500,000 on February 15, 2007, $500,000 on May 15, 2007, $500,000 on August 15, 2007, $500,000 on November 15, 2007 and $1,000,000 on February 15, 2008, or, if any of the aforementioned dates do not fall on a Business Day then payment shall be made on the immediately preceding Business Day, and (c) the Borrower shall pay an amount equal to the full amount of the aggregate principal amount of the Loans outstanding as of such date on May 15, 2008.

    3.01A IDB Interest Capitalizations. The Borrower hereby promises to pay to IDB in full the outstanding principal of the IDB Interest Capitalizations on May 15, 2008".

  (vi)
  Section 3.02 of the IDB Loan Agreement shall be amended by adding the following as a new Section 3.02A:

    "3.02A IDB Interest Capitalizations. The Borrower hereby promises to pay to IDB interest on the unpaid principal amount of each IDB Interest Capitalization from and including the date of such IDB Interest Capitalization to but excluding the date such IDB Interest Capitalization shall be paid in full at a rate equal to LIBOR plus the Applicable Margin."

        SECTION 5.    Effectiveness. This Agreement shall become effective on the date on which each of the following items has been satisfied (or waived by the Senior Lenders) in form and substance satisfactory to the Senior Lenders:

(a)
each Senior Lender shall have received an executed counterpart of this Agreement from each other Senior Lender, the Borrower and SRT;

(b)
the Senior Lenders shall have received from SRT an appraisal fee in an amount equal to 0.80% of the aggregate outstanding amount of the Obligations as of the date hereof, to be paid pro rata to each Senior Lender;

(c)
Senior Lenders shall have received an executed counterpart of the Guarantee Agreement from SRT;

(d)
the Senior Lenders shall have received executed copies of each of the documents required to be delivered in connection with the Stage I Closing (as defined in the Term Sheet), each in form and substance satisfactory to the Senior Lenders;

(e)
the Senior Lenders shall have received the following legal opinions, each in form and substance satisfactory to the Senior Lenders: (a) the corporate and no-breach opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to SRT, (b) the opinion of Pillsbury Winthrop Shaw Pitman, New York counsel to SRT and the Borrower and (c) the opinion of Milbank Tweed Hadley & McCloy LLP, New York counsel to the Senior Lenders; and

(f)
the Senior Lenders or the counsel listed in clause (e) above, together with Carey & Cía Ltda, Chilean counsel to the Senior Lenders, as the case may be, shall have received from SRT payment of all fees, expenses, costs and commissions due in respect of the transactions contemplated by this Agreement, the Guarantee Agreement and the Support Agreement, including the reasonable fees and expenses of legal counsel listed in clause (e) above, together with Chilean counsel to the Senior Lenders, to the extent statements for any such fees, expenses, costs and commissions shall have been delivered to SRT not later than three Business Days prior to the expected effective date of this Agreement.

        SECTION 6.    Termination. The waiver provided in Section 3 shall terminate and be of no further force or effect at 10:00 a.m. (New York City time) on the date (the "Waiver Termination Date") which is the earliest of:

(a)
May 17, 2008;

(b)
the earliest to occur of (1) the date an initial order is made under Section 11 of the Companies' Creditors Arrangement Act (Canada) with respect to SRT, (2) the date on which SRT becomes bankrupt pursuant to the Bankruptcy and Insolvency Act (Canada) and (3) the date on which SRT initiates proceedings under Part III of the Bankruptcy and Insolvency Act (Canada);

(c)
the date on which acceleration occurs or enforcement proceedings are initiated under the Emergency Credit Agreement;

(d)
the date on which acceleration occurs or enforcement proceedings are initiated under the New Convertible Bonds Documentation;

(e)
the date of the occurrence of any one or more of the following events:

(i)
the date of the occurrence of any of the events listed in Sections 9(h), 9(i), and 9(j) of the Common Agreement with respect to the Borrower;

(ii)
a breach by the Borrower of any of the representations, warranties, covenants, or other provisions contained in Sections 9(a), 9(b), 9(c) or 9(e) of this Agreement;

(iii)
a breach by the Borrower of any of the representations, warranties, covenants, or other provisions contained in this Agreement (excluding the representations, warranties, covenants, or other provisions referred to in Section 6(d)(i) above) which breach shall continue for ten (10) Business Days after the earlier of (i) the date the Borrower or SRT has knowledge thereof or (ii) the date the Senior Lenders give notification thereof; or

(iv)
any Event of Default or Default (without regard to the giving of any notice or the lapse of time), other than an Ninth Amendment Specified Default, shall occur and be continuing;

(v)
any default by CTR or SRT of its obligations under the Support Agreement;

(vi)
the date that the Borrower, SRT or other creditors of the Borrower or SRT takes any action to challenge (including, without limitation, to assert in writing any challenge to) the validity, perfection or enforceability of this Agreement, the Guarantee Agreement, any Transaction Document or any provision of any such agreement or document, or the security interests and Liens provided thereunder; and

  (vii)
  August 31, 2005 if any of the Senior Lenders' deliverables identified in Section 23 of the Term Sheet (other than the Stage I Closing (as defined therein) deliverables) have not been received by the Senior Lenders.

        From and after the Waiver Termination Date, the waivers set forth herein shall terminate and be of no further force or effect, and the Senior Lenders shall be entitled to immediately exercise and enforce any and all rights and remedies available to the Senior Lenders as a consequence of any (inter alia) Ninth Amendment Specified Defaults that have occurred prior to, during or after the Waiver Period provided, however, that in the case of any of the events listed in Section 6(e), the Senior Lenders shall be entitled to exercise and enforce any and all such rights and remedies against the Borrower but shall not be entitled to, and each Senior Lender agrees not to, exercise or enforce such remedies against SRT until the earliest to occur of the events listed in Sections 6(a), (b), (c) or (d) and provided further that in the case of the events listed in Section 6(e)(ii), (iii), (iv) and (v), the Senior Lenders agree to provide notice of the occurrence of such event to SRT and shall allow SRT to diligently attempt to cure such default during the period of ten (10) Business Days (in addition to any cure periods that may be provided for pursuant to the Relevant Agreements, the Guarantee Agreement or the Support Agreement) following the date of such notice before exercising and enforcing any remedies against the Borrower. Except as otherwise provided herein, all other provisions of this Agreement shall survive the Waiver Termination Date and shall continue to be binding upon the parties hereto. Nothing in the preceding paragraph shall affect in any way the Senior Lenders' rights and remedies under the Support Agreement.

        Notwithstanding anything else in this Agreement, the Senior Lenders shall not exercise or enforce or cause the Borrower to exercise or enforce any of their rights or remedies against SRT or its property, and the Borrower shall not exercise or enforce any of its rights or remedies against SRT or its property (other than rights and remedies under the terms of the Support Agreement and the Subordination Pledge (as such term is defined in the Term Sheet)) until the earliest to occur of the events listed in Section 6(a),(b),(c) and (d) above.

        SECTION 7.    Amendments; Extensions. Except as expressly provided herein, the terms of this Agreement may be modified, amended or waived only by an instrument in writing executed by the Borrower, SRT and the Senior Lenders. It is understood and agreed that the Senior Lenders are not and shall not be under any obligation, express or implied, to consent to any modification or amendment hereof or to any extension of the Waiver Period.

        SECTION 8.    Continuing Effect. Except as expressly provided herein, the Relevant Agreements and all other Transaction Documents shall remain unchanged and in full force and effect, and all rights, powers and remedies of the Senior Lenders are hereby expressly reserved. Without in any way limiting the generality of the foregoing, the Borrower and SRT shall be liable in accordance with the Transaction Documents for any and all sums and charges due pursuant thereto and shall timely pay, during the Waiver Period, all obligations coming due and payable under the Transaction Documents (including to the extent modified herein). Except to the extent expressly waived herein, SRT and the Borrower remain obligated by the representations, warranties, covenants, and other provisions set forth in the Transaction Documents.

        SECTION 9.    Representations and Warranties. Each of the Borrower and SRT represents and warrants to the Senior Lenders that:

(a)
each of the Borrower and SRT has the full authority and legal right and power to execute and deliver this Agreement and to perform the terms hereof and the transactions contemplated hereby;

(b)
each of the Borrower and SRT has taken all necessary corporate or other action on the part of such party to be required to be taken in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(c)
the execution, delivery and performance by such party does not constitute a violation or breach of such party's articles of incorporation, by-laws, or material agreements or any law by which such party is bound;

(d)
SRT has provided to the Senior Lenders all up-to-date draft documents and agreements relating to (i) the SRT Restructuring and (ii) the present or planned future acquisition by the Borrower of stock and assets currently held or owned by RTC and/or Mistral;

(e)
as of the date hereof, the Borrower has provided the Senior Lenders with (i) true, correct and current copies of its share register and (ii) duly executed, notarized and registered pledges over all shares of the Borrower issued to date as reflected in the share registry described in clause (i);

(f)
the Borrower, RTC (to the knowledge of the Borrower), and Mistral (to the knowledge of the Borrower), as the case may be, are in compliance with its or their respective obligations under (i) the Master and Share Exchange Agreement (other than the obligation set forth in Section 3.3(i) of the Master and Share Exchange Agreement as modified by Section 2.10 of the Settlement Agreement), (ii) the Settlement Agreement, (iii) the Contribution Agreement and (iv) any and all documents relating to the current or future planned acquisition of Mistral;

(g)
as of the date hereof no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, are now pending or (to the knowledge of the Borrower, Chilean Holdco or BVI Holdco) are threatened against the Borrower, Chilean Holdco, BVI Holdco or RTC arising out of or in connection with the Master and Share Exchange Agreement, the Settlement Agreement or the Contribution Agreement; and

(h)
there are no Defaults other than the Ninth Amendment Specified Defaults.

        SECTION 10.    Covenants.

(a)
SRT covenants and agrees that, until the indefeasible payment in full of the Obligations:

(i)
it shall pay from time to time, but no later than 30 days after request and submission of detailed invoices therefor (provided that such invoices shall not be required to reveal privileged information), all reasonable fees, expenses and disbursements of the Senior Lenders (including the fees, expenses and costs of legal counsel and financial advisors to the Senior Lenders to the extent that such fees and expenses relate to this Agreement, or the SRT Restructuring Agreements; and

(ii)
it shall deliver to the Senior Lenders, at the same time as it is required to deliver such information to the Emergency Credit Agreement Lenders and/or the New Convertible Bondholders any information and/or documents required to be delivered under the terms of the Emergency Credit Agreement or any equivalent section, as the Emergency Credit Agreement may be amended from time to time.

(b)
the Borrower or SRT, as the case may be, shall give prompt (but in no event later than two (2) Business Days after the occurrence thereof) notice by facsimile to the Senior Lenders of (1) any event or condition described in Section 6 (other than Section 6(a)), (2) any event listed in Section 8 of the Emergency Credit Agreement or any equivalent section in the event that the Emergency Credit Agreement is subsequently amended, (3) any default listed under the New Convertible Bonds Documentation and (4) any default by it of its obligations under the Guarantee Agreement or the Support Agreement;

(c)
the Borrower covenants and agrees that it shall pay from time to time, but no later than 30 days after request and submission of detailed invoices therefor (provided that such invoices shall not be required to reveal privileged information), all reasonable fees, expenses and disbursements of the Senior Lenders to the extent that such fees and disbursements relate to the Transaction Documents (including, but not limited to, the fees, expenses and costs of legal counsel and financial advisors to the Senior Lenders but excluding the fees described in Section 10(a)(i));

(d)
the Borrower covenants and agrees that it shall take all actions under applicable laws and regulations before the Central Bank of Chile in order to duly report the amendments set out in Section 4 within ten (10) days of the date hereof;

(e)
the Borrower or SRT, as the case may be, shall take all actions necessary to (1) by no later than October 31, 2005 either (A) complete the planned acquisition of RTC in accordance with its or their obligations under the documents delivered in accordance with Section 9(d) and to provide the Senior Lenders with a perfected, first priority security interest in any and all capital stock issued by RTC or (B) to have commenced arbitration proceedings against the counterparties to the documents delivered in accordance with Section 9(d) if such counterparties fail to perform their obligations thereunder, (2) by no later than August 31, 2005, to incorporate Mistral as a subsidiary or an affiliate of the Borrower and to provide the

  Senior Lenders with a perfected, first priority security interest in any and all capital stock issued by Mistral, (3) provide the Senior Lenders with a perfected, first priority security interest in any telecommunications concession owned, held or acquired by RTC or Mistral as soon as practicable after the acquisition thereof by RTC or Mistral, and (4) as soon as practicable after the actions in (1) and (2) above have been completed, provide the Senior Lenders with an account agreement with the banks holding accounts on behalf of RTC and Mistral on terms similar to the Project Account Agreement and providing for regular transfers to the Senior Lenders from such accounts to the Operating Account when the balances of such accounts exceed specified limits;

(f)
SRT and the Borrower shall provide the Senior Lenders with all material documents and factual information, promptly upon such information becoming available to them at any time after the Effective Date, relating to (i) any proposed amendment to or request for waiver under the Emergency Credit Agreement, the New Convertible Bonds Documentation or the Intercreditor Documentation and (ii) any other proposed or actual transaction to which the Borrower is or would be a party and that would have an adverse effect on the rights of the Senior Lenders under this Agreement or any other Financing Document; and

(g)
the Borrower shall as promptly as practicable but in any event no later than June 15, 2005, execute, and cause the Account Bank to execute, the Project Account Agreement incorporating the account structure consistent with the Common Agreement as amended by this Agreement;

(h)
the Borrower and SRT agree that, other than such payments for such Capital Expenditure costs as are permissible in accordance with the terms of the Common Agreement (as amended by this Agreement) and the Support Agreement (to the extent such payments are authorized in accordance with the Common Agreement (as amended by this Agreement)), no payments will be made or transferred from CTR to SRT;

(i)
the Borrower shall (i) notify the Senior Lenders as promptly as practicable of any capital increase of the Borrower to that results in the issuance of new shares in the Borrower, and (ii) within ten (10) Business Days of the issuance of such shares, provide the Senior Lenders with duly executed and notarized copies of pledges granting the Senior Lenders a first priority, perfected security interest in such shares;

(j)
the Borrower or SRT, as the case may be, shall provide the Senior Lenders with any additional information that either of the Senior Lenders shall reasonably request promptly upon receipt of such request;

(k)
SRT shall provide the Senior Lenders with the Five-Year Business Plan by December 15 of each year;

(l)
during the Waiver Period, SRT shall not, without the prior written consent of the Senior Lenders, make any Restricted Payment (as defined in the Emergency Credit Agreement) except as permitted under Section 6.13 of the Emergency Credit Agreement;

(m)
the Borrower shall, as soon as is practicable after the date of this Agreement, enter into amendments to the Security Documents to reflect the Borrower's obligations under the Senior Loan Agreements (as amended by this Agreement) with respect to the IDB Interest Capitalizations and the EDC Capitalizations; and

(n)
the Borrower or SRT, as applicable, shall deliver or cause its or their counsel to deliver, (A) by no later than May 24, 2005, the legal opinion of Baker & MacKenzie, Chilean counsel to SRT and the Borrower and (B) on or before the date of execution and delivery of the documents referred to in Section 23 of the Term Sheet (other than the Stage I Closing documents), such legal opinions, in form and substance satisfactory to the Senior Lenders, as the Senior Lenders may reasonably request.

        SECTION 11.    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        SECTION 12.    Benefit of Agreement. This Agreement is solely for the benefit of the signatories hereto (and their respective successors and assigns), and no other Person (including without limitation any other creditor of or claimant against SRT or the Borrower or any shareholder of SRT or the Borrower) shall have any rights under, or because of the existence of, this Agreement.

        SECTION 13.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 14.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 15.    No Commitment or Waiver. Neither this Agreement nor any action or inaction on the part of the Senior Lenders shall be construed to constitute or represent (i) a commitment by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to restructure any Indebtedness of the Borrower, or (ii) an intention by the Senior Lenders, except as expressly provided in Section 2 above, to waive, modify or forbear from exercising any of their rights, powers, privileges or remedies under the Transaction Documents or under any other document or agreement, at law, in equity or otherwise (including with respect to any Default or Event of Default (other than with respect to the Ninth Amendment Specified Defaults to the extent provided herein)), and SRT and the Borrower each acknowledge, agree and confirm, except as expressly provided in Section 2 above, that no such commitment, waiver, modification or forbearance has been offered, granted, extended or agreed to by the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity (including with respect to any Default or Event of Default (other than with respect to the Ninth Amendment Specified Defaults to the extent provided herein)). Nothing set forth in this Agreement shall be construed so as to require the Senior Lenders, either in their capacities under the Transaction Documents or in any other capacity, to agree to the terms of any modification proposed by the Borrower or SRT to the Transaction Documents or any other document or agreement to which either of the Senior Lenders is a party.

        SECTION 16.    Remedies. No failure on the part of the Senior Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under the Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Senior Lenders of any right, power or remedy hereunder or under the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        SECTION 17.    Voluntary Agreement. Each of the Borrower and SRT represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind entered into this Agreement, and the documents and agreements executed and to be executed in connection with this Agreement. No provision hereof shall be interpreted or construed for or against any party because such party prepared or requested, or may have prepared or requested, such provision, any other provision or this Agreement as a whole.

        SECTION 18.    Transaction Documents in Full Force. Each of SRT and the Borrower covenants and agrees that the Transaction Documents and the provisions thereof are and remain legal, valid and binding obligations of each of SRT and the Borrower enforceable in accordance with their terms, and remain in full force and effect except as amended or modified hereby, and each of SRT and the Borrower hereby reaffirms, reconfirms and restates to the Senior Lenders all such obligations, as so modified. Each of SRT and the Borrower acknowledges that none of the provisions contained in this Agreement, including without limitation the Borrower's obligation to deliver to the Senior Lenders certain information regarding (a) RTC, (b) the issuance of shares in the Borrower or (c) the acquisition by the Borrower or any other SRT Party (as such term is defined in the Transfer Restrictions Agreement) of any shares in any other entity, shall constitute consent by the Senior Lenders to any transaction that would be prohibited by the terms of the Financing Documents. In addition, each of SRT and the Borrower agrees not to commence, join in, assist, cooperate, prosecute or participate in (other than as a defendant) any suit or other proceeding in a position that is materially adverse to the Senior Lenders concerning matters within the scope of the waiver contained above. Each of SRT and the Borrower hereby expressly acknowledges and agrees that nothing in this Agreement or in any document or instrument executed in connection with or pursuant to this Agreement shall constitute a satisfaction as to all or any portion of the Obligations (except to the extent that the Obligations may be reduced in accordance with the Guarantee Agreement).

        SECTION 19.    Certain Acknowledgments. Each of SRT and the Borrower, as applicable, hereby:

(a)
expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the EDC Loans is $15,500,000;

(b)
expressly acknowledges and agrees that as of the date hereof, the aggregate outstanding principal amount of the IDB Loans is $14,000,000;

(c)
expressly acknowledges and agrees except for the Ninth Amendment Specified Defaults, as of such date no other Event of Default has occurred and continues to exist;

(d)
expressly acknowledges and agrees that funds extended by SRT to the Borrower during the period commencing on June 30, 2001 through and including the Waiver Termination Date shall not constitute funds to be applied to the capped amount of $12 million referred to in Section 2.01(a)(iii) of the Project Funds Agreement;

(e)
ratifies and reaffirms the validity, perfection and enforceability of all of the Liens and security interests heretofore granted pursuant to the Transaction Documents to the Senior Lenders as collateral security for the Obligations and acknowledges that all of such Liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations from and after the date hereof; and

(f)
expressly acknowledges and agrees that any prepayment of the Obligations received by the Senior Lenders from SRT after the effective date of this Agreement shall be applied in accordance with Section 2.06(f) of the Common Agreement (as amended by this Agreement.

        SECTION 20.    Most Favored Creditor Clause. Each of the Borrower and SRT (but with respect to SRT, each of the parties hereto acknowledges and agrees that the provisions of this paragraph will not apply with respect to the terms and conditions of the Emergency Credit Agreement) hereby agree that it shall not enter into any standstill, forbearance or restructuring agreement (of any type or nature) with any creditor or creditors without the prior written consent of the Senior Lenders. If during the Waiver Period, the Borrower or SRT, as the case may be, enters into any such other standstill, forbearance or restructuring agreement that contains any terms, provisions or treatment that are more favorable to such creditor or creditors, in the opinion of the Senior Lenders (including without limitation any term contained in an amendment to the Intercreditor Documentation), than the terms, provisions, or treatment of the Senior Lenders set forth herein, then the Senior Lenders shall be entitled to be accorded the benefits of any such terms, provisions or treatment, as reasonably determined by the Senior Lenders, the Borrower or SRT, as the case may be, shall be required immediately to take any and all actions necessary to accord the Senior Lenders the benefits of such terms, provisions or treatment. Notwithstanding the foregoing, this clause shall not apply to extend the stated term of this Agreement. The Borrower's and SRT's obligations hereunder shall not be exhausted by any one exercise of this clause, but shall survive for the term of this Agreement.

        SECTION 21.    Common Agreement Event of Default. Any breach by SRT or the Borrower of any of the terms of this Agreement will constitute an Event of Default under the Common Agreement.

        SECTION 22.    Further assurances. Each of the Borrower and SRT shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to effectuate the intent of this Agreement.

        SECTION 23.    Application of Amounts Paid by SRT. Any amounts paid by SRT (as opposed to the Borrower) to the Senior Lenders pursuant to paragraphs 16(b)(ii), 18(i) or 18(l) of the Term Sheet and any cash amounts provided by SRT to the Borrower after the effective date of the amendments contained in Section 4 hereof (other than any cash amounts required to be paid by SRT to the Borrower in accordance with the Support Agreement, in each case to the extent such amounts are required to be (and the Senior Lenders hereby acknowledge that such, if required by them, such amounts will be) applied in accordance with Schedule B to the Term Sheet. To the extent that such amounts are applied on account of principal by the Senior Lenders, the CTR Guarantee Maximum (as defined in the Guarantee Agreement) shall be permanently reduced by such amounts.

        IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the date first above written.

SR TELECOM INC.
By:	/s/ PIERRE ST-ARNAUD Name: Pierre St-Arnaud Title: President and CEO
By:	/s/ DAVID L. ADAMS Name: David L. Adams Title: Sr. VP, Finance and CFO
COMUNICACIÓN Y TELEFONÍA RURAL S.A.
By:	/s/ DAVID L. ADAMS Name: David L. Adams Title: Director

EXPORT DEVELOPMENT CANADA
By:	/s/ SEAN MITCHELL Name: Sean Mitchell Title: Manager, Special Risks
By:	/s/ ROBERT HODGES Name: Robert Hodges Title: Special Risks

INTER-AMERICAN DEVELOPMENT BANK
By:	/s/ HIROSHI TOYODA Name: Hiroshi Toyoda Title: Manager, PRI

Exhibit A

EBITDA: USD

Quarter Ending	Covenant
06/30/05	855
09/30/05	1,260
12/31/05	1,886
03/31/06	1,866
06/30/06	1,357
09/30/06	1,688
12/31/06	1,857
03/31/07	2,191
06/30/07	1,647
09/30/07	2,000
12/31/07	2,180
03/31/08	2,356

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NINTH AMENDMENT AND LIMITED TERM WAIVER AGREEMENT